SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 8, 2003

INFINEX VENTURES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-32843
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(Commission File Number)

52-2151795
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(IRS Employer Identification No.)

SUITE 804-750 WEST PENDER STREET,
VANCOUVER, BRITISH COLUMBIA, CANADA V6C 2T8
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(Address of Principal Executive Offices)  (Zip Code)

(604) 682-8468
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT
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Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
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Pursuant to a licensing agreement (the "Agreement") dated May 8, 2003, between us, Infinex Ventures, Inc.,and Santa Carla 2000 SRL (“Santa Carla”), a private Italian corporation, we have agreed to acquire from Santa Carla the exclusive right to use

Santa Carla’s patent relating to the nanotechnology concept known as tunneling magnetoresistance. In consideration of the patent rights, we have agreed to issue to Santa Carla 500,000 shares of restricted common stock in our capital at closing. As well, Santa Carla will retain a royalty equal to 10% of the net revenues that we earn through the use of the patent.

THE INDUSTRY

Nanotechnology is technology based on the manipulation of individual atoms and molecules to build structures to complex, atomic specifications. A nanometer is one billionth of a meter and is the unit of length that is generally most appropriate for describing the size of single molecules. Nanotechnology generally refers to utilization of component structures that are roughly the size of the smallest molecule. Devices with minimum feature sizes less than 100 nanometers (nm) are generally considered to be products of nanotechnology. The basis for nanotechnology is predicated largely on the fact that with respect to such small structures (a) the number of atoms at the surface is larger than the number of atoms in the bulk, and (b) the classical laws of physics are superceded by quantum mechanics. Examples of these phenomena can be found in catalytic converters, whose spongy structure has an enormous surface area, and in resonant tunneling transistors where electrons can literally tunnel through solid barriers.

Nanoscale related activities involve the purposeful manipulation of matter at the atomic level via the modalities of chemistry and macromachines (surface probe microscopy equipment). Nanotechnology is expected in the future to have fundamental impacts on a wide range of areas, interests and applications. Underway are applications in molecular computing, specialized materials with unusual properties, such as shape-changing alloys, synthetic "organic" compounds and superconductive semiconductors, custom gene construction on demand and ultra-miniaturized machinery on a cellular and subcellular scale.

The superior properties of "nanophase" materials (increased hardness, wear resistance, adhesion and slipperiness) are useful in the manufacture of special bondings, coatings, capsules, catalysts and plastics. The applications derived from these materials are diverse, including microelectronics, automotive components, business machines and even personal care products, such as sunscreens and cosmetics.

Operating at the atomic level, companies have constructed unique materials with properties superior to conventional materials. These nanophase materials are expected to be used to manufacture special bondings, coatings, capsules, catalysts and plastics with current commercial applications in microelectronics, automotive components, business machines, and even personal care products. This also encompasses a range of novel nanoscale materials such as organic crystals, high temperature superconductors, and shape changing alloys. Other areas are expected to include supramolecular chemistry, protein engineering, x-ray crystallography and limited aspects of biotechnology. These unusually assembled structures are expected to have unique behavioral properties with an increasing array of applications.

The use of complex molecular machines, known as assemblers, capable of reproducing themselves in large numbers and then gathering and positioning other atoms and molecules in desired constructions comprises molecular manufacturing. Almost any chemically stable and specifiable product can be manufactured to exact specifications and perfect quality with little or no waste.

IBM researchers are moving closer to designing computers with the tiniest features possible using a scanning tunneling microscope, or STM. IBM's nanoscale research is already yielding scientific insights into the behavior of very small structures that will allow them to shrink the features on integrated circuits in their computer designs. In the future, developments using STM technology may pave the way for circuits made from atomic or molecular components. Such circuits could be hundreds of times smaller than today's electronic circuits, allowing computer designers to put more processing power onto chips. That, in turn, could lead to smaller, faster, lower-power and even more portable computers.

The promise of nanotechnology has resulted in a proliferation of private and public initiatives designed to support its development. Non-profit organizations such as the Foresight Institute and the Nanotechnology Development Team are furthering nanotechnology education and many universities around the world have established specific programs for nanotechnology research.

The nanotechnology industry has seen a tremendous increase in players due to recent developments in scientific research. Due to the wide variety of potential applications of Nanotechnology as well as the diversity of streams from which it is developed, many companies are often developing markedly different products and services, from microchips to paint coatings to new industrial processes to biomedical products.

TUNNELING MAGNETORESISTANCE AND MAGNETIC MEDIA

Tunneling magnetoresistance (“TMR”) is a large change in the electrical resistance upon the application of a magnetic field of two magnetic layers separated by an insulating layer. In practical terms, TMR and the other fields of giant magnetoresistance and ballistic magnetoresistance may revolutionize the way that electronic data is stored.

TMR technology allows thin magnetic films to be layered to make complex structures with unique magnetic properties. Such layered magnetic structures have applications in magnetic sensors and storage media like computer disks and randon access memories. Magnetic random access memories (“MRAMs”) based on structures of magnetic metallic films interspersed with nonmagnetic metallic or insulating interlayers may be the next generation in magnetic storage technology, replacing the semiconductor-based dynamic random access memories that are now standard. The advantages of MRAMs include high storage density, low energy consumption and the retention of information when a computer is turned off.

IBM first introduced the use of thin films for computer hard drives in 1979. The coil in its read sensor was made using thin film technology, although, at that time, the reading and writing processes were still inductive. In 1992, sensors based on magnetoresistance were introduced for read heads and contributed to an annual storage-capacity growth rate of about 60%. These sensors have now been replaced by giant magnetoresistance (“GMR”)sensors because their effect is larger and the sensors can be more compact.

The discovery of GMR led to the revival of interest in the tunneling phenomenon of TMR. TMR structures have the same form as GMR structures, but for TMR the interlayer material is insulating rather than conducting. In TMR, a voltage applied between iron magnetic films causes a tunneling current to flow across the interlayer with a magnitude that depends on the relative orientation of the magnetizations on both sides of the interlayer.

Most applications for which GMR can be used are also candidates for TMR. In some cases, TMR appears to perform better. For double layers, record values for TMR of around 50% have been reported at room temperature compared to 20% for GMR.

The primary limitation for GMR, TMR and other related technologies is difficulty in making use of them at an industrial level. Most magnetoresistance structures are currently fabricated mainly in research laboratories. Industrial applications of these structures require significant simplification of fabrication methods.

One of the most common methods of fabricating magnetoresistance structures is known as sputtering. Sputtering is a vacuum process used to deposit very thin films on substrates. It is performed by applying a high voltage across a low pressure gas, usually argon, to create a “plasma”, which consists of electrons and gas ions in a high energy state.

During sputtering, energized plasma ions strike a “target” composed of the desired coating material, and cause atoms from that target to be ejected with enough energy to travel to, and bond with, the substrate.

We are acquiring patent rights relating to a particular method utilizing the formation of polymeric nanocapsules. The possibility of the deposition and patterning of layers of nanoengineered polymeric capsules on to solid supports can be achieved. These arrays can be used for the formation of magnetic devices, such as memory systems. Diminishment of capsule size will allow the formation of objectes with single magnetic domains. The developed lithography process will allow for the patterning of these objects in a desirable fashion.

Summary of Invention

The patent known as “Tunnelling Magnetoresistance Structure and the Method of Its Production” is based on the growth of magnetic material particles in the polymeric nanocapsules. Space confinement of the grown particle provides the realization of its size to be not larger than the capsule diameter. Ideally, it is possible to grow single magnetic domain particles inside nanocapsule shell composed of insulating polymers. In this case, the nanocapsule shell must be extremely thin (not larger than 2 nm) in order to allow tunneling current to travel through it. In the alternative, the nanocapsule shell can be composed of the alternation of conducting and insulating polymers, that allows the capsule to be thicker, that can be useful for the stability improvement of the tunneling magnetoresistance structure.

Risk Factors

In addition to the other information in this current report, the following factors should be carefully considered in evaluating our business and prospects:

LIMITED OPERATING HISTORY

We have a limited operating history upon which an evaluation of our prospects can be made. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered in the industry we anticipate engaging in. The marketing and sale of our proposed nanotechnology products involve significant business risks. There can be no assurance that unanticipated problems will not occur which would result in material delays in our product development and marketing, or that our efforts will result in successful product commercialization. There can be no assurance that we will be able to achieve profitable operations.

THE TMR PATENT TECHNOLOGY IS NEW AND UNPROVEN

Should the TMR patent technology not perform as we expect, we will be unable to develop commercial products and our business will fail. We believe that the patent relating to TMR technology that we are licensing is innovative. As such, it should be considered untested. We currently have no revenue generating products, and there is no guarantee that we ever will.

FAILURE TO MANAGE GROWTH COULD HARM US

We expect to experience significant growth and expect such growth to continue for the foreseeable future. Our growth may place a significant strain on our management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on our financial condition or results of operations. Part of our business strategy may be to acquire assets that will complement our existing business. We are unable to predict whether or when any material transaction will be completed should negotiations commence. If we proceed with any such transaction, no assurance can be given that we can effectively integrate the acquired operations with our own operations. We may also seek to finance any such acquisition by debt financings or issuances of equity securities and there can be no assurance that any such financing will be available on acceptable terms or at all.

DEPENDENCE ON THIRD-PARTY PROVIDERS

Because our current management has no business or technical experience in the nanotechnology or magnetoresistance fields, we will likely become dependent upon third parties for one or more significant services required for the development and marketing of our proposed products. Inasmuch as the capacity for certain services by certain third parties may be limited, our inability, for economic or other reasons, to continue to receive services from existing providers or to obtain similar products or services from additional providers could have a material adverse effect on our business.

UNPREDICTABILITY OF REVENUES

Our results of operations may vary from period to period because of a variety of factors, including our research and development, our introduction of new products and services or our competitors, cost increases from third-party service providers, production interruptions, the availability and cost of industry service providers, changes in marketing and sales expenditures, acceptance of our products and services, competitive pricing pressures, and general economic and industry conditions that affect customer demand and preferences.

As with any relatively new business enterprise operating in a specialized and intensely competitive market, we are subject to many business risks which include, but are not limited to, unforeseen marketing, promotional and development expenses, unforeseen negative publicity, competition, product liability and lack of operating experience. Many of the risks may be unforeseeable or beyond our control. There can be no assurance that we will successfully implement our business plan in a timely or effective manner, or that we will be able to market and sell enough products and services to generate sufficient revenues and continue as a going concern.

FUTURE CAPITAL NEEDS AND UNCERTAINTY OF ADDITIONAL FUNDING

To develop and market products and services, we will need additional funds in the near future. Our current cash on hand is not sufficient to commence our intended business plan. We will need additional capital in order to develop, test and market our proposed products and services. Such additional capital may be received by public or private financings, as well as through loans and other resources. To the extent that additional capital is received by the sale of equity or equity-related securities, the issuance of such securities will result in dilution to our existing stockholders. There can be no assurance that additional funding will be available on favorable terms and conditions, if at all. If adequate funds are not available, we may be required to curtail operations significantly or to obtain funds by entering into arrangements with collaborative partners or others that may require us to relinquish rights that we would not otherwise relinquish.

NO ASSURANCE OF REVENUE OR OPERATING PROFITS

There can be no assurance that we will be able to develop or maintain consistent revenue sources or that our operations will become profitable.

COMPETITION

Although we believe that the nanotechnology market will provide opportunities for more than one supplier of products and services similar to those that we anticipate developing, it is possible that other suppliers may dominate one or more market segments. If competition increases from these and other sources, we might have to respond to competitive pressures by implementing pricing, marketing and other programs, or seeking additional strategic alliances or acquisitions that may be less favorable than would otherwise be established or obtained. Any such response to competition could materially affect our business, results of operations and financial conditions. We also have significant competition from other manufacturers and distributors in international markets, including competition from United States-based competitors, in addition to companies that are already well established in foreign markets. Many of our existing competitors, in addition to a number of potential new competitors, have significantly greater financial, technical and marketing resources than us.

PRODUCTS AND SERVICES

We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new or enhanced products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve significant acceptance by those customers. Because of certain market characteristics, including technologic change, changing customer needs, frequent new product and service introductions and evolving industry standards, the continued introduction of new products and services is critical. Delays in the introduction of new products and services may result in customer dissatisfaction and may delay or cause a loss of revenue.

There can be no assurance that we will be successful in developing new products or services. Additionally, there can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new or improved products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve acceptance by those customers. In addition, new or enhanced products and services introduced by us may contain undetected errors that require significant design modifications. This could result in a loss of customer confidence which could adversely affect the use of our products, which, in turn, could have a material adverse effect upon our business, results of operations or financial condition. If we are unable to develop and introduce new or improved products or services in a timely manner in response to changing market conditions or customer requirements, our business, operating results and financial condition will be materially adversely affected.

LACK OF EXPERIENCE

We have no experience in the sale and marketing of the nanotechnology products and services we anticipate developing. There can be no assurance that we will be able to retain qualified professionals in our industry or to make arrangements with collaborators, licensees or others to perform such activities or that such efforts will be successful.

The development, manufacture and distribution of our products and services will involve a number of procedures and will require compliance with stringent quality control specifications imposed by ourselves and various regulators. Our inability or reduced capacity to develop and distribute our proposed products would have a material adverse effect on our business and results of operations.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

We are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally. Our efforts to sell products and services may expose us to product liability claims. We have little experience in the sale of products and the development of relationships with manufacturers or suppliers of these products. Persons who purchase products may sue us if any of the products purchased from us are defective, fail to perform properly or injure the user. Liability claims could require us to spend significant time and money in litigation or to pay significant damages. As a result, any such claims, whether or not successful, could severely harm our business.

INFRINGEMENT OF OUR INTELLECTUAL PROPERTY COULD HARM OUR BUSINESS

Our success and ability to compete may be significantly dependent on our proprietary information. We anticipate that we will rely exclusively on intellectual property to protect our proprietary information. Although we intend to actively take action to protect our proprietary information, that action may not be adequate to prevent the infringement or misappropriation of our proprietary information.

Infringement or misappropriation of our proprietary information could materially harm our business.

WE MAY BE UNABLE TO SECURE REQUIRED LICENSES

The utilization or other exploitation of the products and services developed by us may require us to obtain licenses or consents from government regulatory agencies or from the producers or other holders of patents, copyrights or other similar rights relating to our products and services. In the event we are unable, if so required, to obtain any necessary licenses or consents on terms and conditions which we consider to be reasonable, we may be required to stop developing, utilizing, or exploiting products and services affected by government regulation or by patents, copyrights or similar rights. In the event we are challenged by a government regulatory agency, or by the holders of patents, copyrights or other similar rights, there can be no assurance that we will have the financial or other resources to defend any resulting legal action, which could be significant.

RELIANCE UPON UNPATENTED INFORMATION

We may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take options to protect our unpatented trade secrets, our technology and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, there can be no assurance that (i) these agreements will not be breached, (ii) we would have adequate remedies for any breach; or (iii) our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors. There is also no assurance that our actions will be sufficient to prevent imitation or duplication of our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

HAZARDOUS MATERIALS; ENVIRONMENTAL MATTERS

Our proposed production processes will subject us to various laws and regulations governing the use, manufacture, storage, handling, and disposal of hazardous materials and certain waste products. The risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our financial resources.

In addition, there can be no assurance that, in the future, we will not be required to incur significant costs to comply with environmental laws and regulations relating to hazardous materials. We may be subject to various laws and regulations governing the use, storage, handling and disposal of such materials and certain waste products. Although we believe that we will be able to institute the necessary safety procedures for handling and disposing of such materials and comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result, and any such liability could exceed our resources. There can be no assurance that we will not be required to incur significant costs to comply with current or future environmental laws and regulations nor that our operations, business or assets will not be materially or adversely affected by current or future environmental laws or regulations.

FORWARD-LOOKING STATEMENTS

This Report contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, investors can identify forward-looking statements by terminology such as "could," "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, investors should specifically consider various factors, including the risks described above and in other parts of this Report. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We are under no duty to update any of the forward- looking statements after the date of this report to conform them to actual results or to changes in our expectations.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP
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No court or governmental agency has assumed jurisdiction over any substantial part of our business or assets.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
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We are retaining our certifying accountants.

ITEM 5. OTHER EVENTS
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Not applicable.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
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No directors have resigned due to a disagreement with us since the date of the last annual meeting of shareholders.

ITEM 7. FINANCIAL STATEMENTS
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Our pro forma consolidated financial statements will be filed as part of an amended current report at a later date.

ITEM 8. CHANGE IN FISCAL YEAR
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There has been no change in our fiscal year.

Index to Exhibits

2.1	a.	Licensing Agreement dated May 8, 2003 between Infinex Ventures,
Inc.and Santa Carla 2000 SRL.
	b.	Royalty Provisions of Licensing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infinex Ventures, Inc. a Nevada corporation By: Mario Aiello -------------------------------- Mario Aiello President

DATED: May 23, 2003

EXCLUSIVE LICENSE AGREEMENT

For Licensing Patent Rights

     This agreement is made and entered into this 8th day of May 2003 by and between SANTA CARLA 2000 SRL an Italian corporation, (hereinafter referred to as the "Licensor") and INFINEX VENTURES, INC., a Nevada corporation, (hereinafter referred to as the "Licensee").

WITNESSETH

     WHEREAS, Licensor is the owner of all patent rights of Patent No.AL2003A000002 relating to TUNNELLING MAGNETORESISTANCE STRUCTURE AND THE METHOD OF ITS PRODUCTION ( Identified in Schedule A), and has the right to grant licenses under said Patent Rights, and;

     WHEREAS, Licensee is interested in licensing and further developing the Patent Rights for commercial applications, and;

     WHEREAS, Licensor desires to have Patent Rights developed and commercialized to benefit the public and is willing to grant a license hereunder;

     NOW, THEREFORE, in consideration of the sum of ten dollars ($US 10.00) of lawful currency of the United States of America, now paid by each party to the other , the receipt and sufficiency of which is by each hereby acknowledged and the representations, warranties, covenants and agreements hereinafter contained, the parties hereto are agreed as follows:

SECTION 1 DEFINITIONS

For the purposes of this agreement the following words and phrases shall have the following meanings:

1.01	“Effective Date” shall mean the of the last signature on this agreement.

1.02	“Licensed Products” shall mean any:

(a)
product or any part thereof which is covered in whole or in part by an issued, unexpired claim or pending claim contained in the Patent Rights in the country in which any such product or part thereof is made, used or sold; or

(b)
product, apparatus, or part thereof which is manufactured or discovered by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired claim or pending claimcontained in the Patent Rights in the country in which any Licensed Process is used or in which such product or part thereof is used or sold; or

(c)	product produced, manufactured or created through the use of any Licensed Product defined in §1.02(a) or §1.02(b)

1.03
“Net Sales” shall mean the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of Licensee or its sublicensees, and from leasing, renting, or otherwise making Licensed Products available to others without sale or other dispositions, whether invoiced or not, less research and development costs, cost of sales, returns and allowances, packing costs, insurance costs, frieght out, taxes or excise duties imposed on the transaction (if separatly invoiced and paid), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted. Deductions shall be made for commissions, or for the costs of collections. Net sales shall also include the fair market value of any non-cash consideration received by Licensee or sublicensee for the sale, lease, or transfer of Licensed Products or Licensed Processes.

1.04	“Royalty” shall mean any consideration paid by Licensee pursuant to this agreement.

1.05	“Territory” shall mean worldwide.

1.06
“Know How” shall mean, and be limited to Licensors proprietary information which has been created, deveolped, or fixed in any tangible medium of expression and which is directly related to the use of, or desirable for the practice of, the licensed Patent Rights and which offers the user therof a competitve advantage over those who do not know or use such portions of Know-How.

SECTION 2 GRANT OF RIGHTS AND ACCEPTANCE

2.01
Licensor hereby grants and Licensee accepts, during the term and subject to the terms and conditions of this agreement, and further subject to the Licensors right to do so without incurring liability to third parties;

	(a)	an exclusive license to use the Know-How in the Territory and;
	(b)	an exclusive license of Licensors Patent Rights in the Territory to make, use and sell, offer to sell and import any Licensed Products derived from Patent No. AL2003A000002

2.02
Licensee will have the first option of purchasing or licensing any and all Patent Rights from any other Patents that may arise or be derived from the existing Patent No. AL2003A000002 and that may be independely researched, developed and applied for by the Licensor.

2.03	Licensee agrees that the contents of Patent No. AL2003A000002 will kept in strict confidentiality and will not be released into the public domain before April 1st, 2004.

SECTION 3 TERMS OF TRANSACTION

3.01	Purchase and Sale

Licensor agrees to sell and transfer to Licensee, and Licensee agrees to purchase and acquire from Licensor good and marketable title to a License of the worldwide Patent Rights associated to Patent No. AL2003A000002 free and clear of all liens, claims, charges, encumbrances and security interests whatsoever.

3.02	Purchase Price

The Purchase Price for the License of the Exlusive Rights to Patent No. AL2003A000002 is Five Hundred Thousand Shares (500,000) of common stock of the Licensee. The Purchase Price shall be paid as follows:

(a)
The allotment and Issue to the Licensor of Five hundred thousand fully paid and non-assessable voting common shares of the capital stock of the Licensee, herein called the "Shares". The Shares shall bear the restrictive legend prescribed by Section 144 of the Securities Act of 1933, as amended. The issue of the Shares shall be approved by the Board of Directors of the Licensee and shall be registered, without fee, on the share registry of the Licensee in the name of the Licensor.

(b)	A Royalty Agreement in favour of the Licensor, in the form attached in Schedule "B" in the amount of 10% of “Net Sales” of the Licensee as therein defined, which shall be payable to the Licensor.

3.03	Employees

The Licensor shall make available to the Licensee the right to hire any and all such employees of the Licensor that the Licensee deems necessary to employ in order to develop the Patent Rights. In so doing, Licensee shall be responsible for all payroll expenses of such employees to the date of expiry of notice of termination of such employees. Licensor and Licensee acknowledge and agree there are no transferable or carried medical, dental or pension benefits in respect of any employees so hired.

3.04	Transfer Taxes

Licensor shall be responsible for and shall pay any and all sales, transfer and/or income taxes resulting from or related to the transactions described herein and shall be responsible for all transfer fees and document taxes applicable to the transaction as of the date of Closing.

3.05	Closing
Closing of the purchase and sale herein shall occur upon eexecution of this Agreement.

(a)	At closing, the Licensor shall deliver to the Licensee:
	(i)	A bill of sale in a form reasonably satisfactory to the Licensee, conveying to the Licensee good and marketable title to the Patent Rights, free and clear of all liens, claims and encumbrances; and

(ii)
Certified copies of minutes of meetings of the shareholders of the Licensor and of the Board of Directors of Licensor, signed by the Chairman of the meeting as a true and accurate record of the meeting, authorizing the License of the Patent Rights, in accordance with the By-laws of the Licensor, and the execution and delivery of this Agreement and performance of the terms and conditions herein contained; and

	(iii)	A certificate signed by the president of Licensor that the representations and warranties made herein are true and correct as at the date of Closing; and

(b)	At Closing, the Licensee shall deliver to the Licensor;

	(i)	A Certificate of shares evidencing, in the name of the Licensor in the amount of Five Hundred Thousand fully paid and non-assessable voting common shares in the capital stock of the Licensee; and

(ii)
A certified copy of the minutes of a meeting of the Board of Directors of the Licensee, signed by the Chairman of the meeting as a true and accurate record of the meeting, authorizing execution and delivery of this Agreement, the allotment and issue of the 500,000 shares of the Licensee to the Licensor and performance of its terms and conditions hereunder;

(c)	This Agreement may be terminated and the transaction contemplated hereby may be abandoned at any time prior to Closing upon the happening of one or more of the following:

	(i)	mutual consent of Licensor and Licensee,

(ii)
delivery by Licensee of written notice of termination to Licensor, in the event Licensee shall discover that any representation or warranty contained in Section 6 herein shall be materially inaccurate or known to be false when made or at any time after any material breach by Licensor,

	(iii)	any of the conditions contained in Section 6 of this Agreement shall fail to be satisfied in a manner reasonably acceptable to Licensee by the Closing Date,

SECTION 4  REPRESENTATIONS AND WARRANTIES OF LICENSOR

Licensor represents and warrants to the Licensee and the Licensee relies severally and not jointly upon each and every of the following:

4.01	Corporate Organization

Licensor is a corporation duly organized, validly existing and in good standing under the laws of Italy and has the necessary corporate powers to carry on its business as it is now being conducted. Licensor is not required to be qualified to transact business in any other jurisdiction. Shareholders own all of the outstanding shares of capital stock of Licensor and no rights, options or warrants exist to acquire any additional shares.

4.02	Authorization of Transaction

Licensor has the full legal right, power and all authority required to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly executed and delivered by Licensor and is the valid and binding obligation of Licensor. The execution of this agreement and the transfers, conveyances, assignments, deliveries and other agreements contemplated therein, when duly authorized by its board of directors and shareholders, will constitute all action necessary on the part of Licensor to make this agreement valid and binding upon it in accordance with its terms.

4.03	Title to Patents; Encumbrances

Set forth on Schedule "A" attached hereto, Licensor has good and marketable title to Patent No. AL2003A000002 free and clear of any security interests, restrictions on transfer or liens

4.04	Litigation

To the best knowledge and belief of Licensor, there are no actions, proceedings or investigations pending or threatened against or involving the Licensor or its shareholders or the Patent, nor are there any judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Licensor which have, or which insofar as can be foreseen in the future, would be likely to have, any material adverse affect on the Patent. To the best of Licensor's knowledge and belief, Licensor is not in violation of any term of any judgment, decree, injunction or order outstanding against it.

4.05	Compliance with Laws

To the best of Licensor's knowledge, the Patent or any operations involving the Patent have been and are being conducted in accordance with all relevant and applicable Federal, State, local or foreign laws, regulations, orders and other legal requirements.

4.06	Absence of Material Adverse Changes

Since February 25th, 2003, there have been none of the following:

	(a)	transactions by Licensor relating to the Patent or any of them except in the ordinary course of business as conducted on that date; or

	(b)	Material adverse change in the financial condition, liabilities, assets, business or prospects of Licensor or its business, taken as a whole; or

	(c)	destruction, damage to, or loss of any asset of Licensor that might materially and adversely affects the prospects of the Licensor or the Licensee to conduct the development of the Patent, or

	(d)	amendment, termination or threatened termination of any contract, agreement, or license relating to the Patent;

	(e)	pledge or other encumbrance of any of the Patent; or

	(f)	waiver or release of any right or claim of Licensor relating to the Patent except in the ordinary course of business; or

	(g)	other event or condition of any character that has or might reasonably have a material and adverse effect on the Patent, or prospects of the Patent; or

4.07	No Breach

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under (a) the Articles of Incorporation or Bylaws of Licensor, (b) any instrument, contract or other agreement pertaining to the Patent, or (c) to the best of Licensor's knowledge, any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body, or (d) any license or permit.

4.08	Disclosure; Survival

All documents and other papers delivered by or on behalf of Licensor in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic; and all contracts and other agreements or instruments included thereunder are valid, subsisting and binding on the parties thereto in accordance with their terms. The information furnished by or on behalf of Licensor to Licensee in connection with this Agreement and the transactions contemplated hereby does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. To the best of Licensor's knowledge and belief, there is no fact which Licensor has not disclosed to Licensee in writing which materially adversely affects, or so for as Licensor can now foresee, will materially adversely affect, the Patent or the ability of Licensor to perform this Agreement. Each of the warranties and representations of Licensee contained herein or in any statement, schedule, exhibit, certificate, agreement, contract, instrument or other document delivered or furnished in connection with the transactions contemplated hereby shall survive the consummation of the transactions contemplated by this Agreement for a period of three (3) years.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF LICENSEE

Licensee warrants and represents to, and covenants with, Licensor as follows and Licensor relies on each and every of the warranties, representations and covenants of the Licensee severally and not jointly.

5.01	Organization

Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Licensee has all necessary corporate powers to own all of its assets and properties, to carry on its business as now being conducted, and to execute, deliver and perform this Agreement, and each contract, agreement and instrument contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

5.02	Authority

The execution, delivery and performance by Licensee of this Agreement, and each contract, agreement and instrument contemplated hereby, and the consummation by Licensee of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary action on the part of Licensee. This Agreement and each contract, agreement and instrument contemplated hereby has been duly and validly executed and delivered by Licensee and is a valid and legally binding contract, agreement or instrument of Licensee which is enforceable against Licensee in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting enforcement of creditors' rights generally, and by the exercise of judicial discretion in accordance with equitable principles.

5.03	No Conflict

The execution, delivery and performance by Licensee of this Agreement, and each contract, agreement and instrument contemplated hereby, and the consummation by Licensee of the transactions contemplated hereby and thereby will not (a) result in the violation of any provision of the Articles of Incorporation, by-laws or other organizational or governance of Licensee; (b) to Licensee's knowledge, result in the violation of any law, statute, ordinance, rule or regulation; (c) result in the breach, violation or modification of any term or provision of, or, with or without the passage of time, the giving of notice or both, constitute a default under, or permit the acceleration of maturity under, or the modification of, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, or any other agreement, commitment, document or instrument, or any writ, order, arbitration award, judgment or decree, or any license, permit or approval to which Licensee is a party or by which Licensee or any of its properties are bound; or (d) result in the imposition of any lien on any of the assets or properties of Licensee.

5.04	Disclosure; Survival

No warranty or representation by Licensee in this Agreement and no statement, schedule, exhibit, certificate, agreement, contract, instrument or other document delivered or furnished, or to be delivered or furnished, to Licensor pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state a material fact required in order to make such warranty, representation, statement, schedule, exhibit, certificate, agreement, contract, instrument or other document not misleading. Each of the warranties and representations of Licensee contained herein or in any statement, schedule, exhibit, certificate, agreement, contract, instrument or other document delivered or furnished in connection with the transactions contemplated hereby shall survive the consummation of the transactions contemplated by this Agreement for a period of three (3) years.

SECTION 6 CONDITIONS TO OBLIGATIONS OF LICENSEE

Licensee shall not be required to proceed on the Closing Date with the transaction contemplated by this Agreement unless each of the following conditions precedent shall have been fulfilled and satisfied by such Closing date:

6.01	There shall have been delivered to Licensee all of the documents required to be delivered hereunder at or prior to the Closing;

6.02
Licensee shall be satisfied after conducting such searches, investigations, analysis and review of public and private records and files and the business affairs of the Licensor as it believes are reasonably appropriate, that no conditions exist which would make any of the representations and warranties of Licensor herein false or misleading in any material respect had such representations and warranties been made by Licensor without reservation or qualification. The Licensor understands that in furtherance of Licensee's inquiry and analysis, Licensee may make inquiry of various Federal, State, Municipal and industry regulatory offices and agencies as well as the Licensor's records. The Licensor agrees to provide Licensee with reasonable assistance to facilitate such inquiries and analysis.

SECTION 7 POST CLOSING COVENANTS

7.01	Indemnification by Licensor

Without limitation of any other provision hereof, in the event that at any time after the date hereof Licensee shall establish that any warranty, representation, covenant or agreement of Licensor contained herein or in any statement, schedule, exhibit, certificate, agreement, instrument or other document delivered or furnished by Licensee or any of its agents or advisors in connection with the transactions contemplated hereby was incorrect, untrue or incomplete in a material manner, or that the Licensor breached in any material manner any such warranty, representation, covenant or agreement (any of the foregoing herein referred to as a "matter"), the onus of proof of such materiality being with the Licensee, Licensor hereby covenants and agrees promptly to indemnify, defend and pay to Licensee, as appropriate, and hold Licensee harmless, from the amount of any liability, loss, cost, expense, interest, penalty, fine, amount paid in settlement, judgment or damage (including without limitation attorneys' fees and accountants' fees incurred in investigating any matter) suffered or incurred by Licensee as a result of, arising out of, in connection with, or relating to any such matter and from any suit, claim or demand of any third party actually resulting from, arising out of, in connection with, or relating to any such matter.

The provisions of this Section 7.1 shall be in addition to, and not in limitation of, any other rights or remedies which Licensee may have hereunder or otherwise. Notwithstanding the foregoing, Licensee shall not be entitled to make a claim for indemnification hereunder on account of an untrue or incorrect representation or warranty from Licensor after six (6) months following Closing, which relates solely to a materially incorrect, untrue or incomplete representation or warranty or a breach of a representation or warranty.

7.02	Indemnification by Licensee

Without limitation of any other provision hereof, in the event that at any time after the date hereof it shall appear that any warranty, representation, covenant or agreement of Licensee contained herein or in any statement, schedule, exhibit, certificate, agreement, contract, instrument or other document delivered or furnished to Licensor in connection with the transactions contemplated hereby was materially incorrect, untrue or incomplete, or that Licensee breached in a material manner any such warranty, representation, covenant or agreement (any of the foregoing herein referred to as a "matter"), the onus of proof of which shall remain with the Licensor, Licensee hereby covenants and agrees promptly to indemnify, defend and pay to Licensor and hold harmless Licensor from, the amount of any liability, loss, cost, expense, interest, penalty, fine, amount paid in settlement, judgment or damage (including, without limitation, attorneys' fees and accountants fees incurred in investigating any matter) suffered or incurred by Licensor as a result of, arising out of, in connection with, or relating to any such matter and from any suit, claim or demand of any third party actually or allegedly resulting from, arising out of, in connection with, or relating to any such matter. The provisions of this Section 7.2 shall be in addition to, and not in limitation of, any other rights or remedies which Licensor may have hereunder or otherwise.

7.03	Indemnification Procedure (Third Party Claims)

Any party which is entitled to be indemnified hereunder (an "Indemnified Party") with respect to any claim, demand or suit by a third party shall give written notice to each party which is required to provide indemnification hereunder (an "Indemnifying Party") within thirty (30) days from discovery by the Indemnified Party of any claim, demand or suit which may give rise to a claim for indemnification hereunder (a "claim"), but the failure to so notify the Indemnifying Party shall not release the Indemnifying Party from any liability hereunder if the Indemnifying Party shall not be prejudiced by failure to receive notice. The Indemnifying Party shall have the right to defend against any such claim provided (a) the Indemnifying Party shall, within ten days after the giving of such notice by the Indemnified Party, notify the Indemnified Party that it disputes such claim, giving the reasons therefor, and that the Indemnifying Party will, at its own cost and expense, defend the same, and (b) such defense is instituted and continuously maintained in good faith by the Indemnifying Party. The Indemnifying Party shall not settle any claim without the written consent of the Indemnified Party. The Indemnified Party may, if it so elects, designate its own counsel to participate along with counsel selected by the Indemnifying Party in the conduct of such defense, and the Indemnified Party shall, in such event, pay the fees of any counsel so designated by the Indemnified Party. In any event, the Indemnified Party shall be kept fully advised as to the status of such defense. If the Indemnifying Party shall be given notice of a claim as aforesaid and shall fail to notify the Indemnified Party of its election to defend such claim within the time and as prescribed herein, or after having so elected to defend such claim shall fail to institute and continuously maintain such defense in good faith, the Indemnified Party shall have the right to negotiate, settle or defend such claim (a "rejected claim") at the Indemnifying Party's cost and expense (including fees and expenses of the Indemnified Party's counsel) and the Indemnifying Party shall, at the request of the Indemnified Party, cooperate with the Indemnified Party with respect thereto. If the defense of any claim indemnified against hereunder by the Indemnifying Party shall be unsuccessful or if the Indemnified Party shall have negotiated, settled or defended (successfully or unsuccessfully) any rejected claim as aforesaid, then, in any such event, the Indemnifying Party shall, within ten (10) days after notice from the Indemnified Party requesting the Indemnifying Party to do so, fully satisfy and discharge the claim, settlement or rejected claim and reimburse the Indemnified Party for all costs and expenses paid or incurred by the Indemnified Party with respect to such claim, settlement or rejected claim.

7.04	Tax Returns; Filings

Licensee shall, following closing, promptly complete and in a timely manner file any and all tax returns and reports related to Licensor's License of the Patent Rights and pay any and all taxes, interest, penalties or fees due on account thereof.

7.05	Additional Documents and Acts

Each of the parties hereto agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required or requested by another party hereto in order to carry out fully and to effectuate the transactions contemplated hereby in accordance with the provisions hereof.

SECTION 8 MISCELLANEOUS

8.01	Publicity

Except as required by law or government regulation, neither Licensee nor Licensor will publicly disclose the transactions contemplated hereby or the terms of this Agreement without the consent of the other party.

8.02	Brokers

Licensor warrants to Licensee that Licensor has not employed or used the services of any broker or finder in connection with the transactions contemplated by this Agreement.

8.03	Notices

All notices required to be given under the terms of this Agreement or that any of the parties desires to give hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopier or similar electronic media (and confirmed by registered or certified mail), each addressed as follows:

As to Licensee: Mario Aiello, 804-750 West Pender Street, Vancouver, BC Canada, V6C 2T8

With a copy to:
_____________________________________________________

As to Licensor: Geom.Viscardi Pzza Mentana 4, Alessandria, Italy____
With a copy to:

or to such other address or to the attention of such other person as the party to whom such notice is to be given may have theretofore designated in a notice to the other party hereto. Any notice given in accordance with the foregoing shall be deemed to have been given when delivered in person or received by telegram, telex, Telecopier or similar electronic media or, if mailed, on the third business day next following the date on which it shall have been deposited in the mail.

8.04	Waiver of Consent

Any party to this Agreement may consent to waive any other party's compliance with the provisions hereof in writing signed by the party granting such consent or waiver. No party's failure, at any time or times hereafter, to require strict performance by any other party of any provision of this Agreement shall waive, affect or diminish any right of such party thereafter to demand strict compliance and performance therewith. Any waiver by any party, by consent or otherwise, of any undertakings, representations, warranties, conditions, covenants or agreements under this Agreement shall not suspend, waive or affect any other undertakings, representations, warranties, conditions, covenants or agreements under this Agreement, whether the some is prior or subsequent thereto and whether of the same or a different type.

8.05	Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign this Agreement or its obligations or rights hereunder, in whole or in part, except that Licensee may assign its obligations or rights hereunder to a corporation wherein Licensee holds a majority of the voting power of the outstanding voting shares.

8.06	Reliance

All covenants, agreements, warranties and representations made herein by any party shall be deemed to be material and relied upon by the other party, notwithstanding any investigation by, or knowledge of, such other party.

8.07	Expenses with respect to Transaction

Each party shall be responsible for their own attorney's fees and expenses in connection with this transaction.

8.08	Completeness of Agreement

This Agreement and the Schedules and Exhibits hereto and the agreements and other documents referred to or provided for herein represent the entire contract between the parties with respect to the subject matter hereof and thereof superseding all prior agreements with respect thereto, and the same shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.

8.09	Amendment

This Agreement shall not be amended or modified except by an instrument in writing signed by each party to be bound thereby, and reciting that the parties thereby intend to so amend or modify this Agreement.

8.10	Captions

The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

8.11	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Licensee, Licensor hereby consent to the jurisdiction of, and venue in, any State or Federal court within Clark County, Nevada for all purposes in connection with any action or proceeding relating to this Agreement or any other statement, schedule, exhibit, certificate, agreement, instrument or other document delivered, furnished or executed in connection with the transactions contemplated by this Agreement.

8.12	Counterparts

This Agreement may be executed in two or more counterparts, each of which need not contain the signatures of more than one party, but such counterparts taken together will constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

SIGNED SEALED AND DELIVERED by	)
INFINEX VENTURES INC.	)
)
Mario Aiello (Director))

Authorized Signatory

SIGNED SEALED AND DELIVERED by	)
SANTA CARLA 2000 SRL	)
)
)
Gloria Marucci (Director))

Authorized Signatory

SCHEDULE “B”
ROYALTY PROVISIONS OF LICENSING AGREEMENT

This attachment to the Licensing Agreement between SANTA CARLA 2000 SRL (hereinafter referred to as the "Licensor") and INFINEX VENTURES INC., (hereinafter referred to as the "Licensee") dated May 8, 2003 is to specify the payment of royalties to Licensor by the Licensee as follows:

1.	The Licensor will be paid royalties at the following rate by the Licensee:

(a) 10% of “net sales” as defined in the Licensing Agreement resulting from products generated for sale in the United States by the License of Patent No. AL2003A000002

(b)
For any sales resulting from the License of Patent No. AL2003A000002 outside of the United States, a royalty of 10% of “net sales” as defined in the Licensing Agreement shall be payable on each unit that is sold and paid for and for which the Licensee has received payment in the United States. Royalty payments from such foreign sources shall be calculated at the rate of exchange at the time such foreign royalties are received by the Licensee in the United States.

2.	Royalty statements and payments shall be made semi-annually and will be made within 45 days of December 31st and June 30th of each year for the six month prior accounting period.

3.
Such royalty statements and payments to Licensor shall be deemed to be final unless written notification by Licensor to Licensee is made within one year specifying the reasons such statements and payments are unacceptable.

4.
Upon such written notice by Licensor to Licensee, the accounting books of the Licensee which involve the Licensor’s royalties shall be made available to a certified public accountant designated by Licensor.

IN WITNESS WHEREOF, the parties have duly executed this Document as of the day and year first above written.

SIGNED SEALED AND DELIVERED by	)
INFINEX VENTURES INC.	)
)
Mario Aiello (Director))

Authorized Signatory

SIGNED SEALED AND DELIVERED by	)
SANTA CARLA 2000 SRL	)
)
Gloria Marucci (Director))

Authorized Signatory